UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2017

GAMCO INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-14761	13-4007862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Corporate Center, Rye, NY		10580
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (914) 921-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In connection with the spin-off of Associated Capital Group, Inc. ("AC") on November 30, 2015, all GAMCO Investors, Inc. (“GAMCO”) teammates who held GAMCO restricted stock awards ("RSAs"), were granted an equal amount of AC RSAs.  This resulted in GAMCO and AC teammates holding both GAMCO RSAs and AC RSAs.

On May 8, 2017, AC, with the approval of its Board of Directors, accelerated the vesting of all of AC's 420,240 outstanding RSAs effective July 17, 2017.  As a result of this decision by AC's Board of Directors, GAMCO will incur non-cash charges of approximately $2.1 million, or $0.07 per diluted share, and approximately $0.5 million, or $0.02 per diluted share, (after management fee and tax benefit) in the second quarter ending June 30, 2017 and third quarter ending September 30, 2017, respectively.  These amounts relate to the GAMCO teammates who currently hold AC RSAs.  GAMCO’s financial results for calendar years 2018 through 2024, will benefit from the absence of this stock compensation expense.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMCO Investors, Inc.

By: /s/ Kieran Caterina

Kieran Caterina
Senior Vice-President and Co-Chief Accounting Officer

Date:May 9, 2017